Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2025, in the Registration Statement on Form S-1 and related Prospectus of NIQ Global Intelligence plc.

/s/ Ernst & Young LLP

Stamford, CT

June 27, 2025